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                                                                 EXHIBIT 23.2



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Chiron Corporation pertaining to the Viagene, Inc. Employee
Stock Purchase Plan of our report dated February 25, 1994, with respect to the 1993 and 1992 consolidated financial statements and schedule of Chiron Corporation included in the Annual Report (Form 10-K) of Chiron Corporation for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


                                                         ERNST & YOUNG LLP

San Francisco, California
December 15, 1995